Exhibit 99.1

China GengSheng Appoints Ningfang Liang Chief Financial Officer

Hongfeng Jin, Former Interim CFO, Appointed Financial Controller

GONGYI, China, July 7, 2011 – China GengSheng Minerals, Inc. (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that Mr. Ningfang Liang has joined the company as Chief Financial Officer, effective immediately. Mr. Liang replaces Interim Chief Financial Officer, Mr. Hongfeng Jin, who has been appointed GengSheng’s Financial Controller, effective immediately.

Mr. Liang has over 15 years of finance and accounting experience, including over six years at U.S. public companies, where he managed SEC reporting, internal control, GAAP compliance, as well as internal auditing, financial analysis and management reporting activities.

“We are delighted to have a seasoned financial professional such as Ningfang join our executive team, and believe that his vast experience in SEC reporting, GAAP regulations and the U.S. capital markets will prove invaluable as we continue to execute on our growth strategy and work toward the next level of success,” said Mr. Shunqing Zhang, Chairman and CEO of China GengSheng Minerals. "On behalf of the entire GengSheng team, I would like to welcome Ningfang to the company and thank Hongfeng for his numerous contributions to our business during his tenure as Interim CFO. I am grateful that Hongfeng has elected to remain with the company and confident that he will thrive in his new role as Financial Controller. I believe that Ningfang and Hongfeng will be a dynamic team that will significantly bolster the capabilities of our finance department and the strength of our financial controls.”

Prior to joining GengSheng, Mr. Liang worked as Finance Manager at White Mountains Re Ltd, the reinsurance subsidiary of White Mountains Insurance Group, Ltd. Additionally, he has held senior finance and accounting positions at American International Group, Inc., Celgene Corporation and China Construction Bank.

Mr. Liang is a licensed CPA in the states of New Jersey and Illinois and is a member of the American Institute of Certified Public Accountants. He holds a Bachelor’s degree in finance from Shanghai University of Finance and Economics, and an MBA from the University of Illinois Urbana-Champaign.

China GengSheng Minerals, Inc.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Forward-looking Statement

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:
In the US:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

In China:

China GengSheng Minerals, Inc.

The Piacente Group, Inc.
Investor Relations
Wendy Sun
+86-10-6590-7991
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415

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